               COMMON SHARES         [INSERT PICTURE]          COMMON SHARES


------------                                                   -----------------
   NUMBER         ORGANIZED UNDER THE LAWS                           SHARES
                     OF THE COMMONWEALTH
U-                    OF MASSACHUSETTS
------------                                                   -----------------

               THIS CERTIFICATE IS TRANSFERABLE              SEE REVERSE FOR
        IN CANTON, MA, JERSEY CITY, NJ AND NEW YORK, NY      CERTAIN DEFINITIONS

                                                              CUSIP
                                                                    ------------

                 Nuveen Preferred and Convertible Income Fund 2


THIS CERTIFIES THAT





IS THE OWNER OF

   FULLY PAID AND NON-ASSESSABLE COMMON SHARES OF BENEFICIAL INTEREST $.01 PAR
                                    VALUE OF


Nuveen Preferred and Convertible Income Fund 2 (herein called the "Fund") transferable on the books of the Fund by the holder hereof in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Declaration of Trust of the Fund establishing the Fund as a Massachusetts business trust, and all amendments thereto (copies of which are on file with the Secretary of the Commonwealth of Massachusetts) and the Fund's By-Laws, as amended (copies of which are on file at the principal office of the Fund), to all of which the holder by acceptance hereof expressly assents. This Certificate is executed on behalf of the Fund by the officers as officers and not individually and the obligations hereof are not binding upon any of the Trustees, officers or shareholders individually but are binding only upon the assets and property of the Fund. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.


Witness the facsimile signatures of the duly authorized officers of the Fund.

Dated

                 Nuveen Preferred and Convertible Income Fund 2


COUNTERSIGNED AND REGISTERED:
     STATE STREET BANK AND TRUST COMPANY
                      TRANSFER AGENT
                       AND REGISTRAR
BY /s/ Julie Lantucchio /s/ Jessica R. Droeger /s/ Timothy R. Schwertfeger
       AUTHORIZED OFFICER   SECRETARY           CHAIRMAN OF THE BOARD

                 Nuveen Preferred and Convertible Income Fund 2

Nuveen Preferred and Convertible Income Fund 2 (the "Fund") will furnish to any shareholder, upon request and without charge, a full statement of the designations, preferences, limitations and relative rights of the shares of beneficial interest of each class or series of the Fund authorized to be issued, so far as they have been determined, and the authority of the Board of Trustees to determine the relative rights and preferences of subsequent classes or series. Any such request should be addressed to the Secretary of the Fund.



     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common       UNIF GIFT MIN ACT - .......Custodian.......
TEN ENT - as tenants by the                                (Cust)     (Minor)
          entireties                                     under Uniform Gifts to
JT TEN  - as joint tenants with                          Minors Act.............
          right of survivorship and                                   (State)
          not as tenants in common

    Additional abbreviations may also be used though not in the above list.

For value Received _________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE
--------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
       (NAME AND ADDRESS OF TRANSFEREE SHOULD BE PRINTED OR TYPEWRITTEN)

--------------------------------------------------------------------------------

                                                                   Common Shares
-------------------------------------------------------------------

of Beneficial Interest represented by the within Certificate and do hereby irrevocably constitute and appoint
                                                                        Attorney
------------------------------------------------------------------------
to transfer the said shares on the books of the within-named Fund, with full power of substitution in the premises.
Dated
     -------------------------------

                                      X
                                        ----------------------------------------

                                      X
                                        ----------------------------------------

                                        THE SIGNATURE(S) TO THIS ASSIGNMENT MUST
                                NOTICE: CORRESPOND WITH THE NAME(S) AS WRITTEN
                                        UPON THE FACE OF THE CERTIFICATE IN
                                        EVERY PARTICULAR, WITHOUT ALTERATION OR
                                        ENLARGEMENT OR ANY CHANGE WHATEVER.


Signature(s) Guaranteed



By
  --------------------------------------------------
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN
ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS,
SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH
MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE
MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.